
HACIENDA AVENUE
MANDALAY BAY THEATRE
THE SHOPPES AT MANDALAY PLACE
HOUSE OF BLUES
STARLIGHT TATTOO
TRAM ENTRANCE
TRAM TO LUXOR AND EXCALIBUR
THEhotel Entrance and Valet
Mandalay Bay VALET DROP OFF
TO CASINO
PARKING GARAGE ELEVATORS
PARKING GARAGE ESCALATORS
SELF PARK GARAGE
RUMJUNGLE
TRATTORIA DEL LUPO
RED WHITE BLUE
CHINA GRILL
EYECANDY
CASINO
PLAYERS CLUB BOOTH
ORCHID LOUNGE
CRYSTAL ROOM
BAY SIDE BUFFET
RAFFLES CAFE
SHANGHAI LILLY
AUREOLE
STRIPSTEAK
PORTE COCHERE
CASINO ENTRANCE
VALET DROP OFF
REGISTRATION ENTRANCE
BELL DESK
FOUR SEASONS
FRANK SINATRA DRIVE
LAS VEGAS BOULEVARD
EVENTS CENTER (CONCOURSE LEVEL)
TO EVENTS CENTER
NORTH CONVENTION CENTER
LOWER LEVEL
BORDER GRILL
THE WEDDING CHAPEL
CONVENTION CENTER WALKWAY
ESCALATOR TO NEW CONVENTION CENTER
MAIN ENTRANCE OF CONVENTION CENTER
ENTRANCE TO SHARK REEF AQUARIUM
SHARK REEF AQUARIUM
SHUTTLE BUS PARKING AREA
SOUTH CONVENTION CENTER
LEVEL 1
BAYSIDE
LEVEL 2
SHORELINE
MANDALAY BAY BALLROOM
BREAKERS
SURF
LAGOON
REEF
LEVEL 3
SOUTH SEAS
JASMINE
BANYAN
PALM
OUTRIGGER
VOYAGER
ADMIRAL
COMMANDERS
EXPLORER
FOOD COURT
CONVENTION CENTER PARKING
MANDALAY BAY DRIVE
RUSSELL ROAD